Exhibit 10.1

PHANTOM UNIT AWARD AGREEMENT

MATADOR RESOURCES COMPANY
2019 LONG-TERM INCENTIVE PLAN

1.    Award of Phantom Units. Pursuant to the Matador Resources Company 2019 Long-Term Incentive Plan (as the same may be amended, the “Plan”), Matador Resources Company, a Texas corporation (the “Company”), grants to

[NAME]
(the “Participant”),

an Award of [NUMBER] Phantom Units (the “Awarded Units”) subject to the terms and conditions of this Phantom Unit Award Agreement (this “Agreement”) and the Plan. The “Date of Grant” of this Award is [DATE]. Each Awarded Unit shall represent a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any given time.

2.    Subject to Plan; Definitions. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, this Agreement shall control. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing. Unless defined herein, the capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan, or where indicated, as defined in that certain Employment Agreement, effective as of [DATE], by and between the Company and the Participant (the “Employment Agreement”).

3.    Vesting; Settlement of Awarded Units. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Units.” All other Awarded Units are collectively referred to herein as “Unvested Units.”

a.    Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall vest as follows (each such vesting date referred to below, a “Vesting Date”):

i. One-third (1/3) of the total Awarded Units shall vest on the first anniversary of the Date of Grant and become Vested Units, provided the Participant is continuously employed by or providing services to the Company or a Subsidiary through that date.

ii. One-third (1/3) of the total Awarded Units shall vest on the second anniversary of the Date of Grant and become Vested Units, provided the Participant is continuously employed by or providing services to the Company or a Subsidiary through that date.

iii. One-third (1/3) of the total Awarded Units shall vest on the third anniversary of the Date of Grant and become Vested Units, provided the Participant is continuously employed by or providing services to the Company or a Subsidiary through that date.

b.    Notwithstanding the foregoing, if within thirty (30) days prior to or twelve (12) months following a Change in Control (as defined in the Employment Agreement), the Participant incurs a Termination of Service by the Company without Just Cause (as defined in the Employment Agreement) or by the Participant with [or without] Good Reason (as defined in the Employment Agreement), then effective immediately prior to such Termination of Service, all Unvested Units shall thereupon immediately become Vested Units, and the date of such Termination of Service shall be the applicable Vesting Date for such Vested Units.

c.    Following each Vesting Date, the Awarded Units that vest on such date shall be settled in cash, in an amount equal to the number of Awarded Units that vested on such Vesting Date multiplied by the Fair Market Value of the Common Stock on such Vesting Date.

d.    Payment in settlement of the Vested Units shall be made within thirty (30) days of each applicable Vesting Date, and in no event later than two and a half (2½) months following the close of the calendar year in which the applicable Vesting Date occurred.

4.    Forfeiture of Awarded Units. Unvested Units shall be forfeited, without the payment of any consideration therefor, immediately upon the Participant’s Termination of Service. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Units shall cease and terminate, without any further obligations on the part of the Company.

5.    Restrictions on Awarded Units. Subject to the provisions of the Plan and the terms of this Agreement, the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Units, except that, the Participant may transfer for no consideration some or all of the Awarded Units to (a) one or more members of the Participant’s Immediate Family, (b) a trust in which the Participant or members of his or her Immediate Family have more than fifty percent of the beneficial interest, (c) a foundation in which the Participant or members of his or her Immediate Family control the management of assets or (d) any other entity in which the Participant or members of his or her Immediate Family own more than fifty percent of the voting interests. Any such transferee must agree in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to the Participant. Notwithstanding any such transfer, any vesting conditioned upon the Participant’s continued employment or service with the Company or its Subsidiaries shall continue to relate to the Participant’s continued employment or service and any covenants applicable to Participant hereunder shall continue to apply to Participant. In addition, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Units whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6.    Rights of a Shareholder. The Participant will have no rights as a shareholder with respect to any of the Awarded Units covered by this Agreement (including, without limitation, any voting rights or the right to receive any dividends).

7.    Adjustment to Number of Awarded Units. The number of Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

8.    Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to settle any Awarded Units hereunder if the settlement of such Awarded Units would constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

9.    Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

10.    Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

11.    No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

12.    Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

13.    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

14.    Entire Agreement. This Agreement together with the Plan (as each may be amended from time to time) supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Plan. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

15.    Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Units without first executing and delivering an agreement in a form satisfactory to the Company making such person subject to the restrictions on transfer contained herein.

16.    Modification. The Committee may amend this Agreement at any time and from time to time without the consent of the Participant; provided, however that no such amendment may materially and adversely affect the rights of the Participant without his or her consent; and provided, further, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Code Section 409A or any regulations or other guidance issued thereunder. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company of the applicable provision without violating the provisions of Code Section 409A, and in no event may any such amendment modify the time or form of payment of any amount payable pursuant to this Agreement if such modification would be in violation of Code Section 409A. Notwithstanding the provisions of this Section 16, the Company may amend the Plan to the extent permitted by the Plan.

17.    Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

18.    Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

19.    Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.    Notice to the Company shall be addressed and delivered as follows:

Matador Resources Company
5400 LBJ Fwy, Suite 1500
Dallas, TX 75240
Attn: General Counsel
Facsimile: (972) 371-5201

b.    Notice to the Participant shall be addressed and delivered to the Participant’s address as set forth in the Company’s records.

20.    Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 20, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid or payable to the Participant in cash or other form in connection with the Plan, any Federal, state, local, or other taxes permitted by law to be withheld in connection with this Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of the payment discussed in Section 3 above. Such payments may be made, in the sole discretion of the Company, (i) by the delivery of cash to the Company in an amount that equals the applicable tax withholding obligations of the Company; (ii) the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds the applicable tax withholding payment; (iii) the Company’s withholding an amount upon the vesting of the Awarded Units with aggregate Fair Market Value that equals the applicable tax withholding payment; or (iv) any combination of the foregoing or any other method consented to by the Company in writing. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

21.    Code Section 409A. This Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall comply with or be exempt from the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to the fullest extent possible to reflect and implement such intent. Notwithstanding anything in this Agreement and in the event the payments and benefits set forth herein are subject to Code Section 409A, a Termination of Service shall not be deemed to have occurred for purposes of any provision of this Agreement unless such termination is also a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provision in this Agreement to the contrary, if on his or her Termination of Service, the Participant is deemed to be a “specified employee” within the meaning of Code Section 409A, any payments or benefits due upon such Termination of Service that constitutes a “deferral of compensation” within the meaning of Code Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. § 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Reg. § 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Participant on the earlier of the date which immediately follows six (6) months after the Participant’s separation from service or, if earlier, the date of the Participant’s death.

22.    Electronic Delivery. By executing this Agreement (including via digital acceptance), the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan, and the Awarded Units via Company web site or other electronic delivery.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the Date of Grant specified in Section 1 hereof.

COMPANY:

MATADOR RESOURCES COMPANY

By:    _______________________________________
Name:    David E. Lancaster
Title:    Executive Vice President

PARTICIPANT:

_____________________________________________
Signature

Name:    [NAME]